EXHIBIT 99.1
                                  ------------
     "On Nov. 3, 2004, Standard & Poor's Ratings Services raised its corporate credit rating on Green Mountain Power Corp. to 'BBB' from 'BBB-'. At the same time, Standard & Poor's affirmed its 'BBB' rating on Green Mountain's senior secured debt because collateral coverage of potential secured debt is insufficient to warrant notching of the first mortgage bonds above the corporate credit rating.
     The outlook is stable. Colchester, Vt.-based Green Mountain provides electricity to about 90,000 retail customers in north-central Vermont. The company has about $98 million in total debt outstanding, including capital leases.
     Under its revised U.S. utility first mortgage bond rating methodology, Standard & Poor's no longer attempts to differentiate among asset types when estimating a company's collateral value. Because Green Mountain's asset base is comprised primarily of regulated delivery assets, under the new methodology, Green Mountain's collateral is insufficient to warrant notching of the senior secured debt above the corporate credit rating. Previously, Standard & Poor's assigned greater collateral values to regulated delivery assets when estimating a company's collateral.
     Exclusive of collateral enhancements, first mortgage bonds are typically assigned the same rating as a company's corporate credit rating. Notching above the corporate credit rating requires a high level of confidence that the estimated value of the company's collateral provides ample coverage of the maximum amount of secured debt allowed under the terms of the indenture at any one point in time. As mentioned above, Standard & Poor's has affirmed its 'BBB' rating on the company's first mortgage bonds.
     The raised corporate credit rating on Green Mountain reflects the company's sustained improvement in its regulatory environment compared with the late 1990s, coupled with a reduction in business risk after the sale of the company's interest in the Vermont Yankee nuclear facility in 2002.
     The ratings on Green Mountain reflect an average business profile, which is characterized by an improving regulatory environment, low operating risk, and limited fuel price risk. These positive factors are offset by significant industrial customer concentration and a reliance on long-term purchased power agreements resulting in material off-balance-sheet adjustments, which pressure the credit profile.
     Standard & Poor's recognizes the improved regulatory climate in which Green Mountain operates, especially when compared with the contentious late 1990s. In 2001, the Vermont Public Service Board ordered full recovery of costs associated with the disputed 1987 long-term purchased power contract with Hydro-Quebec. At the same time, the Vermont regulators restricted the company from making any new investments in riskier, non-regulated businesses. Since 2003, the company has operated under a memorandum of understanding, which adds certainty to the rate-setting process through 2006.
     The approved rate plan provides for modest rate increases in 2005 (1.9%) and in 2006 (0.9%) subject to cost-of-service reviews. It also provides for an allowed ROE of 10.5%, which, although a reduction from previous years, remains consistent with industry norms given the low interest rate environment.
     With little owned generation, the company benefits from low operating risk and modest capital expenditure requirements. Green Mountain purchases nearly 90% of its power requirements using long-term purchased power agreements (PPAs) and spot market purchases. The company's exposure to spot market price volatility is mitigated by a hedging contract that expires in 2006. Without access to an automatic fuel adjustment clause, the company remains moderately exposed to financial risks in the event of supply interruptions.
     The company meets its base load requirements with two long-term PPAs. Green Mountain's PPA with Entergy's Vermont Yankee nuclear facility is unit contingent and expires in 2012. This power supply arrangement exposes the company to moderate financial risk in the event of an unplanned outage. Replacement power cost recovery is subject to regulatory review. The company's PPA with Hydro-Quebec is for system power and expires in 2015. This contract is characterized by modest outage risk (given the system power nature of the contract) and limited price risk. Load factor reduction and buyback contract provisions add supply uncertainty and financial risk to the company.
     Green Mountain meets its peak load requirements in the spot market. To hedge against volatile power prices, given the absence of an automatic fuel adjustment clause, the company has entered into a contract with Morgan Stanley. Under this contract, Morgan Stanley purchases the majority of Green Mountain's non-base load power supply resources at index prices for fossil fuel resources and specified prices for contracted resources and then sells power to the company at a fixed price.
     Although Standard & Poor's views Green Mountain's service territory as average in terms of demographics, customer and industry concentration add to credit risk. This is because IBM Corp.'s Essex Junction manufacturing facility accounts for nearly 20% of total revenues. Green Mountain estimates that if IBM leaves the service territory, rates would need to increase by about 5% to compensate for the loss in revenue.
     Profitability at the company has been consistent since 2000. ROE has ranged between 10% and 11% since 2000 and is expected to remain stable over the intermediate term. Currently, the company has a 10.5% allowed ROE. Consistent profitability strengthens Green Mountain's ability to attract capital externally and withstand business adversity.
     The company's financial profile is pressured by material off-balance-sheet debt as a result of significant long-term PPAs. PPA-related off-balance-sheet debt adds approximately $200 million in debt to Green Mountain's adjusted capital structure. This is more than twice the amount of debt Green Mountain currently carries on its balance sheet. As a result of these adjustments, the company's adjusted cash flow metrics are weak. For the 12 months ending June 2004, adjusted funds from operations (FFO) interest coverage was about 2x. At June 2004, adjusted FFO to debt was less than 10%. On an unadjusted basis, cash flow protection is adequate with FFO interest coverage at 4x and FFO to debt at 18%. Anticipated rate increases are likely to improve adjusted cash flow protection metrics over the next two years but only modestly.
     Standard & Poor's evaluates the company's weak adjusted cash flow ratios in the context of consistent earnings performance, adequate liquidity, and modest needs for additional debt over the intermediate term. Standard & Poor's expects the company to issue another $30 million in debt to cover upcoming refinancing needs in 2006, reduce modest anticipated bank loan balances, and make investments in transmission.
LIQUIDITY.
Over the short term, Green Mountain is expected to have ample internal liquidity, reflecting adequate cash generation as well as material alternative sources of liquidity. Although Green Mountain's financial performance is exposed to changes in the economic environment due to significant industrial concentration, the company's liquidity position is predicated on a stable and predictable regulatory environment as well as limited capital needs and debt maturities over the near term. Green Mountain has no debt maturities until 2006 ($14 million).
     FFO before working capital adjustments, typically $20 million per year, enables Green Mountain to fund the majority of its maintenance capital expenditures as well as current and expected dividends internally. The company must rely on modest cash reserves, currently $5 million, and external financing to fund any growth-related expenditures. Standard & Poor's does not expect Green Mountain to make significant growth-related investments beyond modest capital investments in Vermont Electric Power Co. Inc. (VELCO). Green Mountain projects investments in VELCO of approximately $20 million through 2007. VELCO is engaged in the transmission of electric power within the state of Vermont.
     Green Mountain maintains a one-year $30 million unsecured revolving credit facility that expires in June 2005. The company has the option to extend the term of the facility. Currently, Green Mountain has no outstanding borrowings against this facility. The company's credit agreement requires that no material adverse change has occurred and that total debt to total capital be less than 60%. Furthermore, the above credit facility does not contain any acceleration provisions that are based on rating triggers.
OUTLOOK
     The stable outlook on Green Mountain reflects expectations that recent improvements in the company's regulatory environments are sustainable over the intermediate term. Green Mountain's average business risk should provide the utility with the basis to maintain its current financial profile. However, a sustained decline in financial performance could pressure credit quality and negatively affect ratings."

     For further information, please contact Robert J. Griffin, Vice President Finance, Treasurer and Controller at (802) 655-8452, or Stephen C. Terry, Senior Vice President, Corporate and Legal Affairs, (802) 655-8408.